UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): May 24, 2010

TRIM HOLDING GROUP

(Exact name of registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation)	000-29449 (Commission File Number)	20-0937461 (IRS Employer Identification No.)
300 Center Ave. Ste. 202 Bay City, MI (Address of principal executive offices)		48708 (Zip Code)

Registrant’s telephone number, including area code: (989) 891-0500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On May 24, 2010, a majority of the shareholders of Trim Holding Group (the “Company”), by written consent, elected Roger R. Schwartz to serve on the Company’s Board of Directors, together with the Company’s existing directors, Louis Bertoli and Nitin Amersey, until his successor is duly elected and qualified.

Roger R. Schwartz was employed by the Dow Chemical Company for over 30 years. While employed with Dow Chemical Company, Mr. Schwartz held a number of positions in sales, marketing, and business management. Mr. Schwartz retired from the position of Business Vice President for Dow Chemical Company’s Polyethylene Business in 2009. Mr. Schwartz also served on the Board of Directors for Univation, a joint venture technology licensing company owned equally between Dow Chemical and Exxon Mobil, from 2008 - 2009. Additionally, Mr. Schwartz served on the Board of Directors for Petromont, a Montreal petrochemical company, from 2002 – 2004.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

Trim Holding Group

(Registrant)

Date: May 24, 2010
By: /S/ Louis Bertoli

Louis Bertoli

President, Chief Executive Officer